UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

WCA Waste Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50808 (Commission File Number)	20-0829917 (IRS Employer Identification No.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)		77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     At the annual meeting of stockholders held on June 1, 2005, the stockholders of WCA Waste Corporation (“WCA”) approved, among other things, the Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Amended Plan”). The Amended Plan was previously approved by the Board of Directors of WCA on April 29, 2005, subject to stockholder approval. The Amended Plan includes, among other things, the following amendments:

     (1)    An increase to the number of shares of WCA common stock available for award grants under the plan by an additional 500,000 shares, for a total of 1,500,000 shares;

     (2)    The deletion of provisions that provided for automatic non-discretionary grants of non-employee director options to purchase 20,000 shares of WCA common stock to non-employee directors (a) in office at the time of an initial public offering (“IPO”) or (b) who first join the Board of Directors following an IPO, but leaving in place the provisions that permit discretionary grants of such options;

     (3)    The addition of a provision to help ensure compliance with the requirements of new Section 409A of the Internal Revenue Code (the “Code”), which imposes immediate federal income tax (plus a 20% penalty and interest) on covered deferred compensation benefits provided under plans that contain noncompliant features or are operated in violation of the requirements of Section 409A of the Code; and

     (4)    Amendments to various provisions of the plan to: (a) clarify the effective dates of changes made pursuant to the current amendment and restatement; (b) help ensure share accounting comports with current ISS guidelines; (c) clarify that the plan may be amended to prevent adverse tax consequences to participants; (d) clarify that incentive stock options may only be granted to employees of any parent or subsidiary that is a corporation; (e) clarify how to calculate the cash value of an option or restricted stock award in the event the Board of Directors determines to cash out those types of awards in connection with a change in control; and (f) ensure that any tax withholding under the plan is done at the minimum statutory rate thereby avoiding possible adverse financial accounting treatment of awards under the plan.

     The foregoing summary of the amendments is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A more extensive discussion of the material terms of the Amended Plan is included on pages 35 to 46 of WCA’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2005 under the heading “Proposal 3: Approval of Amendment and Restatement of the 2004 WCA Waste Corporation Incentive Plan” and such discussion is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amended and Restated 2004 WCA Waste Corporation Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: June 1, 2005	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amended and Restated 2004 WCA Waste Corporation Incentive Plan.